UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 15, 2008
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
440 Maine Street, Quincy, Illinois 62301
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 15, 2008, Mercantile Bancorp, Inc. entered into a Consulting Agreement with Dan S. Dugan, Chairman of the Board and former President and Chief Executive Officer of the Company. Under the agreement, Mr. Dugan will provide consulting services in the areas of management, operations and customer relations for the Company and its banks. The term of the agreement will commence on March 1, 2008 (the expiration date of a pre-existing Consulting Agreement with substantially the same terms) and will continue until February 29, 2009, unless terminated by Mr. Dugan’s death or disability rendering him unable to provide the consulting services, or until earlier terminated by the Company for cause. Mr. Dugan will be paid $75,000 in twelve equal, monthly installments.
Item 8.01 Other Events
     On January 15, 2008, the Board of Directors of the Company set May 19, 2008, at 2:00 p.m. in the Company’s offices at 200 North 33rd Street, Quincy, Illinois as the date, time and place of the 2008 annual meeting of stockholders. The board also set the close of business on April 8, 2008 as the record date for the annual meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
Name: Ted T. Awerkamp
Title: President, and Chief Executive Officer

Date: January 21, 2008

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